UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 19, 2004
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 19, 2004, in connection with an ongoing routine audit of its federal income tax returns for 1998 through 2002, Chesapeake Corporation (the "Company") received a Notice of Proposed Adjustment from an IRS examination agent relating to the Company's tax treatment of its disposition of the assets of Wisconsin Tissue Mills Inc. (now WTM I Company, or "WT").

In 1999, WT completed the formation of a joint venture with Georgia-Pacific Corporation ("G-P") through which the companies combined their commercial tissue businesses. WT contributed substantially all of the assets and liabilities of its tissue business to the joint venture, known as Georgia-Pacific Tissue LLC (the "Tissue JV"), and received a 5 percent equity interest in the Tissue JV and a cash distribution of approximately $755 million. In reliance on published IRS regulations and the written opinion of its tax advisor for the transaction, the Company deferred, for income tax purposes, the gain associated with its disposition of the assets contributed to the Tissue JV in 1999.

In 2001, WT sold its 5 percent equity interest in the Tissue JV to G-P. WT received approximately $237 million from G-P in consideration of WT's agreement to terminate the Tissue JV, its equity interest and the satisfaction of certain indemnified tax liabilities. As a result of the sale, the Company paid approximately $179 million of income taxes that had been deferred at the time WT contributed its assets to the Tissue JV.

The Notice of Proposed Adjustment asserts that WT's contribution of assets to the Tissue JV in 1999, and the ensuing cash distribution from the Tissue JV, should be recharacterized as a taxable sale, and that the Company's gain associated with such contribution should have been recognized in 1999 rather than 2001. Because all of the income tax associated with the transaction has already been paid, the Company's potential exposure related to the matter should be limited to interest on such taxes at the statutory rate for the two year period during which the taxes were deferred, plus interest thereon. The Company believes that its maximum exposure with respect to this matter for such interest is approximately $24 million.

The Company continues to believe that its tax treatment of the Tissue JV transaction was correct, and the Company's tax advisor has confirmed its view that the Company should prevail in any dispute with the IRS related to the matter. Accordingly, no amount has been accrued in connection with the Notice of Proposed Adjustment. In the event the IRS examination office confirms its agent's position as set forth on the Notice of Proposed Adjustment, the Company expects to defend the matter vigorously through the IRS appeal process and, if necessary, through litigation. The Company does not expect that the ultimate resolution of this matter will have a material adverse effect on its financial condition or results of operations, and the Company is not aware of any other significant unresolved issues associated with the ongoing IRS audit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: April 5, 2004	BY:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Controller
(Principal Accounting Officer)

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